SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 14, 2004

INTERCEPT, INC.

(Exact name of registrant as specified in its charter)

GEORGIA	01-14213	58-2237359
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3150 Holcomb Bridge Road, Suite 200 Norcross, Georgia	30071
(Address of Principal Executive Office)	(Zip Code)

(Registrant’s telephone number, including area code): (770) 248-9600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

Litigation with JANA Partners LLC and Adoption of Bylaw Amendment

On April 14, 2004, InterCept, Inc. (“InterCept” or the “Registrant”) commenced litigation in the Superior Court of Gwinnett County, Georgia to eliminate confusion created by the incorrect assertion by JANA Partners LLC (“JANA”) that four Board seats are up for election at InterCept’s 2004 Annual Meeting. InterCept has a six-member classified Board of Directors and is seeking a declaratory judgment confirming that, under Georgia law and InterCept’s governing documents, only the two Class III Directors whose terms expire at the 2004 Annual Meeting are up for election. A copy of the press release issued by the Registrant on April 14, 2004 with respect to this litigation is attached as Exhibit 99.1 hereto.

Two Class III Directors whose terms expire at the 2004 Annual Meeting are up for election at the 2004 Annual Meeting. JANA contends that the Class I Board seat held by Mark Hawn and the Class II Board seat held by Dr. James A. Verbrugge are also up for election at the 2004 Annual Meeting, even though the terms of the Class I and Class II Directors do not expire until the InterCept Annual Meetings in 2005 and 2006, respectively. JANA asserts that the terms of Mr. Hawn and Dr. Verbrugge expire at the 2004 Annual Meeting because they were elected in February 2004 to fill vacancies in those board seats resulting from the resignations of two former directors. JANA contends that directors elected to fill vacancies in existing Board seats only serve until the next election of directors, based on JANA’s interpretation of Section 3.4 of InterCept’s Bylaws.

The term of directors elected to fill vacancies in existing board seats is set by Section 14-2-805(d) of the Georgia Business Corporation Code (“GBCC”). This section, which is a mandatory provision of the GBCC that may not be altered by the articles of incorporation or bylaws of a Georgia corporation, provides in relevant part:

“A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.”

Pursuant to Section 14-2-206(b) of the GBCC, the bylaws of a Georgia corporation may not contain a provision that is inconsistent with the GBCC. In addition, the InterCept Bylaws expressly provide that they are subject to any contrary provision of the GBCC. Therefore, any InterCept Bylaw provision that is contrary to the GBCC is invalid and is modified to conform to the GBCC. Accordingly, Section 3.4 of the InterCept Bylaws cannot be read to override Section 14-2-805(d) of the GBCC, as JANA is suggesting. Instead, InterCept’s Bylaws and the GBCC require that the term of a director elected to fill a vacancy in an existing board seat is the term of such director’s predecessor in office.

The InterCept Board of Directors is authorized to amend InterCept’s Bylaws. Upon becoming aware of JANA’s misinterpretation of the Bylaws, the Board promptly conformed the language of Section 3.4 to the specific requirements of the GBCC. In doing so, the Board eliminated any inconsistency between the text of the Bylaws and the requirements of the GBCC.

The text of the Bylaw amendment adopted on April 14, 2004 (with the prior consent of all of the holders of the Series A Preferred Stock in accordance with Section 7(a) of the Designations of Preferences, Limitations and Relative Rights of the Series A Preferred Stock) is attached as Exhibit 99.2 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 15, 2004

INTERCEPT, INC.
(Registrant)

By:	/s/ Lynn Boggs
Lynn Boggs, President

EXHIBIT INDEX

99.1	Press Release of InterCept, Inc. dated April 14, 2004.
99.2	Amendment to Section 3.4 of the Bylaws of Intercept, Inc. adopted on April 14, 2004.